ALLEGHENY ENERGY SOLUTIONS, INC.
                                BALANCE SHEET
                            As of September 30, 2000



Assets
Property, Plant and Equipment:
   At Original Cost                                                 $52,527

Investments and Other Assets:
   Nonutility investments                                           674,218

Current assets:
   Cash                                                             459,852
   Accounts Receivable:
        Electric Service                                            317,527
        Other                                                     2,093,696
        Allowance for Uncollectibles                             (2,093,696)
   Accounts Receivable - Affiliates                                     276
        Operating & Construction Material & Supplies                 38,164
   Other Current Assets                                             743,124
        Total Current Assets                                      1,558,943

Deferred Charges:
    Other Deferred Charges                                            9,971

          Total Assets                                            2,295,659


Capitalization and Liabilities
Capitalization:
   Common stock                                                      $1,000
   Other paid-in capital                                          6,552,134
   Retained earnings                                             (5,034,604)
                                                                  1,518,530
Current liabilities:
   Accounts payable - Affiliated                                    266,183
   Accounts payable - Other                                          76,555
   Taxes accrued:
        Federal and State Income Tax                                      0
        Other                                                        56,740
                                                                    399,478
Deferred credit and liabilities
   Deferred Income Taxes                                            372,229
   Other                                                              5,422
                                                                    377,651

          Total Capitalization and Liabilities                   $2,295,659